Exhibit 10.38
First Amendment to Employment Agreement
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into as of October 11, 2009, by and between Archipelago Learning, LLC, a Delaware limited liability company (the “Company”), and Julie A. Huston (the “Executive”). The Company and the Executive are collectively referred to herein as the “Parties” and individually as a “Party.”
     WHEREAS, the Parties have entered into that certain Employment Agreement dated August 1, 2009 (the “Employment Agreement”), whereby the Company engaged the services of the Executive, and the Executive confirmed her desire to be employed by the Company; and
     WHEREAS, the Parties now desire to amend the Employment Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the Parties agree as follows:
1. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.
2. Section 1 of the Employment Agreement shall be deleted in its entirety and shall be replaced with the following:
“EMPLOYMENT AND RESPONSIBILITIES
The Company will employ the Executive in the position of Executive Vice President, Global Sales, beginning on August 1, 2009 (the “Start Date”). The Executive shall report to the Chief Executive Officer. The Executive will have such authority, and will perform all of the duties, normally associated with this position as well as other duties as may be reasonably assigned to her from time to time by the Board of Managers of the Company (the “Board”) or the Chief Executive Officer, in each case consistent with her position as Executive Vice President, Global Sales.”
3. Section 4.1 of the Employment Agreement shall be deleted in its entirety and shall be replaced with the following:
“Base Salary: The Company will pay the Executive an annual base salary of two hundred thousand dollars ($200,000), before all customary payroll deductions. This annual base salary will be paid in accordance with the usual payroll practices of the Company. The Board may make such increases in the base salary as the Board may, in its sole discretion, deem appropriate.”
4. All references in the Employment Agreement to “this Employment Agreement” and any other references of similar import shall hereafter refer to the Employment Agreement as amended by this First Amendment.

5. This First Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, will constitute one and the same instrument.
6. Except as set forth in this First Amendment, the terms and provisions of the Employment Agreement (a) are hereby ratified and confirmed, and (b) shall be and remain in full force and effect.
[The next page is the signature page.]

     IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Employment Agreement as of the date first above written.

EXECUTIVE:

/s/ Julie A. Huston

Julie A. Huston

ARCHIPELAGO LEARNING, LLC

By: Name:	/s/ Tim McEwen Tim McEwen
Title:	CEO
[SIGNATURE PAGE -AMENDMENT TO HUSTON EMPLOYMENT AGREEMENT]